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                                                                   EXHIBIT 23(B)
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on From S-4 of our report dated March 8, 1996, on our audits of the financial statements of Lake State Bank. We also consent to the reference to our firm under the caption "Experts".
                                        /s/ Coopers & Lybrand L.L.P.

Tampa, Florida
May 8, 1996